As filed with the Securities and Exchange Commission on June 9, 2014.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SYNTHESIS ENERGY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	20-2110031 (I.R.S. Employer Identification No.)

Three Riverway, Suite 300
Houston, Texas 77056
(Address of Principal Executive Offices) (Zip Code)

SYNTHESIS ENERGY SYSTEMS, INC.
AMENDED AND RESTATED 2005 INCENTIVE PLAN
(Full title of the plan)

Name, Address and Telephone Number of Agent for Service:	Copy of Communications to:

Charles Costenbader Chief Financial Officer Synthesis Energy Systems, Inc. Three Riverway, Suite 300 Houston, Texas 77056 (713) 579-0600	Robert G. Reedy Porter Hedges LLP 1000 Main Street, 36th Floor Houston, Texas 77002-6336 (713) 226-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
	Amount to	Maximum Offering	Maximum Aggregate	Amount of
Title of Securities to be Registered	be Registered(1)	Price per Share(2)	Offering Price(2)	Registration Fee
Common Stock, par value $.01 per share	2,200,000	$1.62	$3,564,000	$460

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this registration statement also registers hereunder an indeterminate number of shares of common stock issuable as a result of the anti-dilution provisions of the Synthesis Energy Systems, Inc. Amended and Restated 2005 Incentive Plan, as amended (the “Plan”).

(2)	Pursuant to Rule 457(c), the registration fee is calculated on the basis of the average of the high and low sale prices for the common stock on the NASDAQ Stock Market on June 5, 2014, $1.62. Pursuant to General Instruction E to Form S-8, the registration fee is calculated only with respect to additional securities registered under the Plan.

Statement Under General Instruction E — Registration of Additional Securities

This registration statement registers an additional 2,200,000 shares of our common stock related to the Amended and Restated 2005 Incentive Plan, as amended, which are the same class as other securities for which registration statements on Form S-8, File Nos. 333-147490, 333-148544 and 333-185617 (the “Prior Registration Statements”), has been previously filed. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statements are hereby incorporated by reference.

Item 8. Exhibits

Exhibit
No.	Description
4.1	Synthesis Energy Systems, Inc. Amended and Restated 2005 Incentive Plan (incorporated by reference to Exhibit 10.13 to Amendment No. 3 to the Company’s Registration Statement (Registration No. 333-140367) on Form SB-2 filed on May 1, 2007).

4.2	First Amendment to the Amended and Restated 2005 Incentive Plan (incorporated by reference to Annex B to the Company’s Proxy Statement on Schedule 14A filed on November 15, 2007).
4.3	Second Amendment to the Amended and Restated 2005 Incentive Plan (incorporated by reference to Appendix A to the Company’s Proxy Statement on Schedule 14A filed on October 26, 2012).

4.4	Third Amendment to the Amended and Restated 2005 Incentive Plan (incorporated by reference to Appendix A to the Company’s Proxy Statement on Schedule 14A filed on April 21, 2014).

*5.1	Opinion of Porter Hedges LLP with respect to the legality of the securities.

*23.1	Consent of UHY LLP, Independent Registered Public Accounting Firm.
*23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.
*23.3	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

*23.3	Consent of Porter Hedges LLP (included in Exhibit 5.1).

*24.1	Power of Attorney (included on signature page of this registration statement).

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 9th day of June, 2014.

SYNTHESIS ENERGY SYSTEMS, INC.
By:	/s/ Robert W. Rigdon
Robert W. Rigdon,
President, Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert W. Rigdon and Charles Costenbader, and each of them, either of whom may act without joinder of the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all pre- and post-effective amendments and supplements to this registration statement, and to file the same, or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of either of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Robert W. Rigdon	Chief Executive Officer, President and Director (Principal Executive Officer)	June 9, 2014
Robert W. Rigdon

/s/ Charles Costenbader	Chief Financial Officer (Principal Financial Officer)	June 9, 2014
Charles Costenbader

/s/ Roger Ondreko	Chief Accounting Officer, Controller and Secretary (Principal Accounting Officer)	June 9, 2014
Roger Ondreko

/s/ Lorenzo C. Lamadrid	Chairman of the Board	June 9, 2014
Lorenzo C. Lamadrid

/s/ Gao, Feng	Vice Chairman of the Board	June 9, 2014
Gao, Feng

/s/ Denis Slavich	Director	June 9, 2014
Denis Slavich

/s/ Harry Rubin	Director	June 9, 2014
Harry Rubin

/s/ Xu, Ziwang	Director	June 9, 2014
Xu, Ziwang

/s/ Yang, Guang	Director	June 9, 2014
Yang, Guang

INDEX TO EXHIBITS

Exhibit
No.	Description
4.1	Synthesis Energy Systems, Inc. Amended and Restated 2005 Incentive Plan (incorporated by reference to Exhibit 10.13 to Amendment No. 3 to the Company’s Registration Statement (Registration No. 333-140367) on Form SB-2 filed on May 1, 2007).

4.2	First Amendment to the Amended and Restated 2005 Incentive Plan (incorporated by reference to Annex B to the Company’s Proxy Statement on Schedule 14A filed on November 15, 2007).
4.3	Second Amendment to the Amended and Restated 2005 Incentive Plan (incorporated by reference to Appendix A to the Company’s Proxy Statement on Schedule 14A filed on October 26, 2012).

4.4	Third Amendment to the Amended and Restated 2005 Incentive Plan (incorporated by reference to Appendix A to the Company’s Proxy Statement on Schedule 14A filed on April 21, 2014).

*5.1	Opinion of Porter Hedges LLP with respect to the legality of the securities.
*23.1	Consent of UHY LLP, Independent Registered Public Accounting Firm.
*23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.
*23.3	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

*23.3	Consent of Porter Hedges LLP (included in Exhibit 5.1).

*24.1	Power of Attorney (included on signature page of this registration statement).

*	Filed herewith.